Data as of 7/31/15

Manager’s  Commentary

Market Review

Volatility in the Chinese market, especially the A-share market continued into July. After a further down-swing at the beginning of the month, the Shanghai Composite Index climbed by over 18% in the second and third week of July. The rebound, however, was eroded by an unexpected setback towards the end of the month. This ‘aftershock’ was likely due to worries over the potential withdrawal of market-supportive government measures and a lack of confidence in the A-share market. As a result, the government clarified that Beijing’s market stabilization fund, implemented as a response to increasing volatility in June, will not be withdrawn in the near-term. Additionally, the extension of stabilizing measurements such as a reduction of transaction costs, extended financing channels for brokers ,and further monetary easing provided by the People’s Bank of China (PBOC) are intended to support a rebound of the market.

On the macro front, Chinese GDP growth of 7% slightly exceeded second quarter expectations. However, Caixin (formerly HSBC) Purchasing Managers’ Index (PMI) fell by 1.6 to 47.8 in July, the sharpest decline since March 2014. Overall, the economic situation remains lackluster. The negative market sentiment in China spread to the Hong Kong equity markets in July. In total, the Hang Seng Index fell by 6.2% in local terms over the month.

The Taiwan Stock Exchange Weighted Index continued on its downward trend, falling 9.2% in US dollar terms over July. Macroeconomic data has signaled deteriorating manufacturing conditions, including decreases in total new business and new export work, along with weaker client demand. Concurrently, deflationary pressures have intensified, with both input and output prices falling over the month.

Fund Review

July was another challenging month for Chinese equities with the Shanghai Composite Index falling 14.5%.

Portfolio activity was limited during the month and our key positioning remains unchanged. We are notably underweight in cyclical sectors such as energy and materials; and cyclical industries such as construction-related companies. Our focus remains on companies which we believe will deliver sustained growth, either because of supportive macro factors, such as the ongoing development of the services sector, or because of favorable government policy. We continue to like “policy winners”, such as renewable energy and railway equipment names which are likely to come into focus with the upcoming release of details on the thirteenth 5-year plan.

In this environment mid and small cap stocks have typically been hit the hardest. One example in the portfolio is Digital China, a small cap IT distribution and solutions provider. We have invested in Digital China for many years. However it has more recently become a strong performer as the company’s turnaround from an IT distributor to an IT service provider has been increasingly recognized by the broader market. Despite its recent setback, we maintain our positive view on the stock in the medium term.

Key Transactions

Our key positioning remains largely unchanged, except for our China A-share exposure. We further trimmed our China A-share positions during the month and have slightly above 5% exposure at the end of July. We rotated the proceeds into China Merchants Bank and several “policy winners,” such as renewable energy and railway equipment names, which are likely to come into focus with the upcoming release of details of the government's thirteenth 5-year plan. China Merchants Bank is the first joint-stock commercial bank in China. We like its strength in retail banking as well as its strength in small-medium enterprise operations.

Outlook

Our view on China is that we believe the sell-down has been driven primarily by forced selling of retail investors. China’s recent rally was driven mainly by leverage with many investors buying on margin for the first time. The falling market has resulted in margin calls and hence the forced selling. With many China A-shares suspended, this selling has extended to the Hong Kong market. In fact the sell down in the H Share market has been almost as great as the A share market.

We believe this has left many Hong Kong-listed stocks trading at very attractive valuations and, when investor confidence returns, this is the market that global investors will look to. With respect to the recent weakness in the A share market, we now see pockets of opportunity and would not be surprised if our A share exposure rises in the coming months.

Overall, we do not see the equity market sell down having a meaningful impact on the real economy. Few households have direct exposure to equity markets and corporate financing in China still mainly relies on the banking sector. We expect to see further monetary easing and targeted infrastructure spending in the second half of the year to stabilize the economy, which in turn would lead to confidence returning to China’s capital markets.

In Brief

Fund Data

Description	Seeks to achieve long-term capital appreciation through investments in China companies.
Listing Date (NYSE)	July 10, 1992
Total Fund Assets (millions)	$328.7
Median Market Cap (in billions)	$6.7
Distribution Frequency	Annual
Management Firm	Allianz Global Investors U.S. LLC
Portfolio Management	Christina Chung, CFA Lead Portfolio Manager

Performance (US$ Returns) (as of 7/31/15)
	Fund	Benchmark[1]
One Month	-10.58%	-7.76%
Three Month	-16.66%	-13.51%
One Year	1.95%	1.24%
Three Year	12.13%	11.01%

Net Asset Value / Market Price
Net Asset Value (NAV) / Market Price at Inception	$13.15 / $14.26
NAV / Market Price (as of 7/31/15)	$20.96 / $17.75

High / Low Ranges (52-Week)
High / Low NAV	$26.04 / $19.82
High / Low Market Price	$22.46 / $17.61
Premium/Discount to NAV (as of 7/31/15)	-15.31%

Fund Data (Common Shares)
Shares Outstanding	15,682,028
Average Daily Volume	49,593
Expense Ratio	1.30%

Fund Manager

Christina Chung, CFA
Lead Portfolio Manager

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Investment Objective
The investment objective of the Fund is to achieve long-term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, 'China companies' are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China means the People's Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days' prior notice of any change to this policy.

Average Annual Returns
	1 Month	3 Month	YTD	1 Year	3 Year	5 Year	10 Year	Inception
NAV	-10.58%	-16.66%	1.40%	1.95%	12.13%	6.11%	14.23%	10.72%
Market Price	-10.67%	-18.99%	-2.63%	-3.38%	9.60%	4.52%	11.38%	9.54%
MSCI Golden Dragon Index	-7.76%	-13.51%	2.77%	1.24%	11.01%	6.67%	8.49%	—

Calendar Year Returns
	2007	2008	2009	2010	2011	2012	2013	2014
NAV	86.20%	-46.95%	72.83%	27.26%	-24.37%	12.12%	18.31%	7.82%
Market Price	50.24%	-40.65%	72.19%	23.60%	-27.51%	20.52%	12.70%	5.29%
MSCI Golden Dragon Index	37.97%	-49.37%	67.12%	13.60%	-18.35%	22.65%	7.25%	8.06%

Past performance is not a guide to future returns.
Returns are annualized, except for periods of less than one year.

Source: State Street Bank and Trust Company. Source for index data: MSCI as at July 31, 2015. Investment returns are historical and do not guarantee future results. Investment returns reflect changes in net asset value and market price per share during each period and assumes that dividends and capital gains distributions, if any, were reinvested. The net asset value (NAV) percentages are not an indication of the performance of a shareholder's investment in the Fund, which is based on market price. NAV performance includes the deduction of management fees and other expenses. Market price performance does not include the deduction of brokerage commissions and other expenses of trading shares and would be lower had such commissions and expenses been deducted. It is not possible to invest directly in an index.

Premium Discount

Sector Allocation
	Fund	Benchmark[1]
Financials	31.76%	40.93%
Information Technology	25.86%	21.55%
Industrials	12.27%	7.47%
Consumer Discretionary	10.87%	5.66%
Consumer Staples	7.41%	2.94%
Telecom Services	4.41%	7.20%
Health Care	2.76%	1.06%
Materials	0.61%	3.25%
Utilities	0.00%	5.05%
Energy	0.00%	4.54%
Other assets & liabilities	4.05%	0.00%

Source: IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Country Allocation
	Fund	Benchmark[1]
China	73.65%	73.64%
Hong Kong Red Chips	18.65%	12.95%
Hong Kong 'H' shares	20.90%	26.79%
Equity linked securities ('A' shares)	5.19%	0.00%
China 'A' & 'B' shares	0.00%	0.16%
Other Hong Kong securities	28.91%	33.90%
Taiwan	22.29%	26.20%
Other assets & liabilities	4.06%	0.00%

Top 10 Holdings
PING AN INSURANCE (China)	6.28%
ICBC LTD (China)	6.13%
TAIWAN SEMIC CO LTD (Taiwan)	4.79%
CHINA MOBILE LTD (China)	4.41%
TENCENT HOLDINGS LTD (China)	4.29%
HONG KONG EXCHANGES AND CLEARING LTD (H.K.)	4.10%
WANT WANT CHINA HOLDINGS LTD (China)	3.54%
SUN HUNG KAI PROPERTIES LTD (H.K.)	3.22%
BEIJING ENTERPRISES HLDG (China)	2.97%
CHINA MERCHANTS BANK CO LTD (China)	2.95%

Portfolio Characteristics
	Fund	Benchmark[1]
P/E Ratio	12.58	11.67
P/B Ratio	1.82	1.41
Issues in Portfolio	42	280
Foreign Holdings (%)	95.95	100.00
Other assets & liabilities (%)	4.05	0.00
Yield (%)	2.76	3.16

1. MSCI Golden Dragon Index.

The China Fund, Inc.

Distribution History (10 Year)

Declaration Date	Ex-dividend Date	Record Date	Payable Date	Distribution/ Share	Income	Long-term Capital Gain	Short-term Capital Gain
12/9/05	12/19/05	12/21/05	12/29/05	$2.51190	$0.21720	$2.29470	—
12/8/06	12/19/06	12/21/06	12/29/06	$4.01170	$0.29960	$2.73090	$0.98120
12/7/07	12/19/07	12/21/07	1/25/08	$12.12000	$0.28000	$9.00000	$2.84000
12/8/08	12/22/08	12/24/08	1/23/09	$5.81740	$0.48130	$5.33610	—
12/9/09	12/22/09	12/24/09	12/29/09	$0.25570	$0.25570	—	—
12/8/10	12/21/10	12/24/10	12/29/10	$2.27420	$0.37460	$1.89960	—
12/8/11	12/21/11	12/23/11	12/29/11	$2.99640	$0.17420	$2.82220	—
12/10/12	12/20/12	12/24/12	12/28/12	$3.25170	$0.34730	$2.90440	—
12/13/13	12/19/13	12/23/13	12/27/13	$3.31400	$0.43870	$2.87530	—
12/8/14	12/18/14	12/22/14	1/5/15	$3.76510	$0.29820	$3.46690	—

Distribution/Share includes Income, Long-term Capital gains and Short-term Capital gains.

The China Fund NAV Performance of $10,000 since inception (with dividends reinvested at NAV price)

Index Description

MSCI Golden Dragon Index

The MSCI Golden Dragon Index captures the equity market performance of large and mid cap China securities (H shares, B shares, Red-Chips and P-Chips) and non-domestic China securities listed in Hong Kong and Taiwan.

It is not possible to invest directly in an index.

The China Fund, Inc.

Portfolio in Full
Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Financials					31.76
PING AN INSURANCE GROUP CO OF CHINA LTD	2318	44.55	3,594,000	20,654,773	6.28
INDUSTRIAL & COMMERCIAL BANK OF CHINA LTD	1398	5.34	29,244,000	20,145,250	6.13
HONG KONG EXCHANGES AND CLEARING LTD	388	210.80	495,300	13,468,945	4.10
SUN HUNG KAI PROPERTIES LTD	16	119.10	688,000	10,570,483	3.22
CHINA MERCHANTS BANK CO LTD	3968	20.05	3,743,000	9,681,192	2.95
CATHAY FINANCIAL HOLDING CO LTD	2882	51.00	5,305,000	8,569,596	2.61
FUBON FINANCIAL HOLDING CO LTD	2881	57.60	3,548,000	6,473,079	1.97
CHINA LIFE INSURANCE CO LTD	2628	28.50	1,612,000	5,926,585	1.80
CHINA OVERSEAS LAND & INVESTMENT LTD	688	24.40	1,610,000	5,067,694	1.54
HONGKONG LAND HOLDINGS LTD	H78	7.70	497,000	3,826,900	1.16
Information Technology					25.86
TAIWAN SEMICONDUCTOR MANUFACTURING CO LTD	2330	139.50	3,562,000	15,738,847	4.79
TENCENT HOLDINGS LTD	700	144.40	757,500	14,110,567	4.29
DIGITAL CHINA HOLDINGS LTD	861	7.69	9,391,000	9,316,072	2.83
DELTA ELECTRONICS INC	2308	155.50	1,835,000	9,037,977	2.75
LARGAN PRECISION CO LTD	3008	3,205.00	88,000	8,933,373	2.72
HERMES MICROVISION INC	3658	1,575.00	170,000	8,480,750	2.58
ADVANTECH CO LTD	2395	213.00	1,058,841	7,143,567	2.17
GOLDPAC GROUP LTD	3315	4.80	5,521,000	3,418,642	1.04
SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORP	981	0.70	37,480,000	3,384,482	1.03
BAIDU INC	BIDU	172.66	15,821	2,731,654	0.83
ASM PACIFIC TECHNOLOGY LTD	522	70.30	295,700	2,681,645	0.82
Industrials					12.26
BEIJING ENTERPRISES HOLDINGS LTD	392	57.05	1,327,000	9,766,101	2.97
CHINA EVERBRIGHT INTERNATIONAL LTD	257	11.88	6,140,000	9,409,780	2.86
ZHUZHOU CSR TIMES ELECTRIC CO LTD	3898	52.65	732,000	4,971,691	1.51
CRRC CORP LTD	1766	9.79	3,697,000	4,669,031	1.42
QINGDAO PORT INTERNATIONAL CO LTD	6198	4.98	6,596,000	4,237,450	1.29
CN STATE CONSTRUCTION INTERNATIONAL HOLDINGS LTD	3311	12.08	2,110,000	3,288,093	1.00
HSBC BANK PLC (exch. for XJ ELECTRIC CO)	N/A	3.08	864,000	2,661,984	0.81
CITIGROUP GLOBAL MARKETS HOLD (exch. for XJ ELECTRIC CO)	N/A	3.08	419,748	1,292,824	0.39
Consumer Discretionary					10.88
QINGLING MOTORS CO LTD	1122	2.49	28,960,000	9,302,347	2.83
MERIDA INDUSTRY CO LTD	9914	196.00	1,435,000	8,908,668	2.71
LI & FUNG LTD	494	6.01	9,798,000	7,596,378	2.31
CITIGROUP GLOBAL MARKETS HOLD (exch. for CHINA CYTS TOURS HOLDIN)	N/A	3.47	1,143,908	3,969,361	1.21
CLSA GLOBAL MARKETS PTE LTD (exch. for CHONG QING CHANGAN AUTO)	N/A	2.74	739,970	2,027,518	0.62
CITIGROUP GLOBAL MKTS HLDGS IN (exch. for CHONG QING CHANGAN AUTO)	N/A	2.70	558,897	1,509,022	0.46
WAR HSBC BANK PLC (exch. for CHONG QING CHANGAN AUTO)	N/A	2.70	487,000	1,314,413	0.40
ZHONGSHENG GROUP HOLDINGS LTD	881	4.69	1,844,500	1,115,954	0.34
Consumer Staples					7.42
WANT WANT CHINA HOLDINGS LTD	151	8.05	11,207,000	11,638,041	3.54
HENGAN INTERNATIONAL GROUP CO LTD	1044	86.45	425,500	4,745,251	1.44
NATURAL BEAUTY BIO-TECHNOLOGY LTD	157	0.57	50,320,000	3,700,072	1.13
CITIGROUP GLOBAL MARKETS HOLD (exch. for SHANGHAI JAHWA UNITED)	N/A	6.20	371,242	2,301,700	0.70
CLSA GLOBAL MARKETS PTE LTD (exch. for SHANGHAI JAHWA UNITED)	N/A	6.31	315,651	1,992,705	0.61
Telecom Services					4.41
CHINA MOBILE LTD	941	101.30	1,108,000	14,479,176	4.41
Health Care					2.77
CSPC PHARMACEUTICAL GROUP LTD	1093	7.12	5,804,000	5,330,918	1.62
3SBIO INC	1530	9.22	3,175,500	3,776,919	1.15

The China Fund, Inc.

Portfolio in Full
Sector	Company (exchange ticker)	Market Price	Holding	Value US$	% of net assets
Materials					0.62
TIANGONG INTERNATIONAL CO LTD	826	0.85	18,480,000	2,026,355	0.62

Source: State Street Bank and Trust Company, IDS GmbH - Analysis and Reporting Services, a subsidiary of Allianz SE.

Important Information:

Holdings are subject to change daily. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region.

The information contained herein has been obtained from sources believed to be reliable but Allianz Global Investors U.S. LLC and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund's annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund's website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on the Fund's holdings, performance and strategies. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering by a closed-end fund, its shares can be purchased and sold on the open market through a stock exchange, where shares may trade at a premium or a discount. The market price of holdings is subject to change daily.

P/E is a ratio of security price to earnings per share. Typically, an undervalued security is characterized by a low P/E ratio, while an overvalued security is characterized by a high P/E ratio. P/B is a ratio of the current stock price to the book value. This is used to identify undervalued stocks. Dividend yield is the annual percentage of return earned by an investor on a common or preferred stock. The average dividend yield is the dividend rate divided by current share price.

©2015 Allianz Global Investors Distributors LLC.

Investment Products: Not FDIC Insured | May Lose Value | Not Bank Guaranteed	FS-CHN-0715